Exhibit 99.1

STOCK ORDER FORM	SEND OVERNIGHT PACKAGES TO: Raymond James & Associates, Inc. Vericity Inc. Processing Center 222 S. Riverside Plaza, 7th Floor Chicago, IL 60606 1-( ) -

Deadline: The Subscription Offering ends at 5 p.m., Central Time, on [Expiration Date]. Your original stock order form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Stock orders may be delivered via mail or overnight service to the address above, or to the PO Box address on the business reply envelope provided. Faxes or copies of this form may not be accepted. We reserve the right to accept or reject improperly completed stock order forms.

PLEASE PRINT CLEARLY. – READ THE INSTRUCTIONS ON THE REVERSE SIDE AS YOU COMPLETE THIS FORM.

(1) Shares Ordered	(2) Amount Due ($10 per share)	(3) Purchase Limitations – The minimum purchase is 25 shares ($250). Your individual maximum purchase limit is [ ] shares ($[ ]). See the Prospectus section titled “The Conversion and Offering – Limitations on Purchases of Common Stock” for more information on purchase limitations.
$

Payment – Full payment must accompany your completed stock order form. Checks should be made payable to “Computershare Trust Company, N.A., as escrow agent for Vericity, Inc.” Checks will be cashed upon receipt. Cash, wire transfers and third party checks will not be accepted for this purchase.

(4) Director/Officer/Employee - Check if you are: ☐ a Director or Officer of Members Mutual Holding Company, and/or ☐ an Employee of Fidelity Life Association or Efinancial, LLC.
(5) Associates/Acting in Concert: ☐ Check here if you or any associates or persons acting in concert with you are submitting other stock orders. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. See the Prospectus section titled “The Conversion and Offering – Limitations on Purchases of Common Stock” for a more detailed description of “associates” and “acting in concert.”

Name(s) Listed in Section 6 on Other Stock Order Forms	Shares Ordered	Name(s) Listed in Section 6 on other Stock Order Forms	Shares Ordered

(6) Stock Registration: Your stock ownership statement and all communication related to this stock order will be mailed to the address provided below. Stock may only be purchased by the policyholder(s) identified at the top of this order form. See the Stock Order Form Instructions on the reverse side for further guidance.

☐ Individual	☐ Joint Tenants	☐ Corporation/Partnership (include Tax ID# and name of corporation/partnership only)

☐ IRA (include Tax ID# of custodian and SS# of owner)	☐ Trust – Under Agreement Dated	☐ Other

Name	Reporting SS# or Tax ID#
Name	SS# or Tax ID#
Address	Daytime Telephone #
City State Zip Code	Evening Telephone #

(7) Acknowledgement, Certification and Signature

I understand that to be valid, this stock order form, properly completed, together with full payment, must be received by Vericity, Inc. (not postmarked) no later than 5 p.m., Central Time, on [Expiration Date] otherwise this form and all of my subscription rights will be void. I agree that after receipt by Vericity, Inc., this stock order form may not be modified or cancelled without Vericity, Inc.’s consent. Under penalty of perjury, I certify that: 1) I am purchasing shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, 2) the Reporting Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, and 3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitations described above and in the Prospectus dated [                    ], for any person, together with associates of, or persons acting in concert with, such person, or entity.

Subscription rights pertain to those eligible to participate in the Subscription Offering, as defined in the Prospectus dated [            ]. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT INSURED BY VERICITY, INC. OR ANY GOVERNMENT AGENCY, AND THAT THE ENTIRE AMOUNT OF MY INVESTMENT IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of Vericity, Inc., I received the Prospectus dated [            ] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the section of the Prospectus titled “Risk Factors”. Execution of this order form will not constitute a waiver of any rights a purchaser may have under the Securities Act of 1933 and the Securities Exchange Act of 1934.

*** ORDER NOT VALID UNLESS SIGNED ***

SIGNATURE REQUIRED

Signature Date	Signature Date

Internal Use Only: Date Rec’d Check# $ Check# $ Batch# Order # Priority

Stock Order Form Instructions

Item 1, 2 and 3 - Fill in the number of shares that you wish to purchase in item 1, and the total payment amount due in item 2. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares you may order is 25 shares. The maximum number of shares you may order is printed in section 3 on the reverse side of this form. See the Prospectus section titled “The Conversion and Offering – Limitations on Purchases of Common Stock” for more information on purchase limitations. Payment for shares may be made by check, bank draft or money order payable to “Computershare Trust Company, N.A., as escrow agent for Vericity, Inc.” DO NOT MAIL CASH. Payments received during the offering will be placed in an escrow account at Computershare Trust Company, N.A., who will serve as the escrow agent until completion of the offering.

Item 4 - Check the appropriate box(s) if you are a Director or Officer of Members Mutual Holding Company, and/or an Employee of Fidelity Life Association or Efinancial, LLC.

Item 5 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated                    , 2019, please see the section entitled “The Conversion and Offering—Limits on Purchases of Common Stock” for more information regarding the definition of “associate” and “acting in concert.”

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Vericity, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at ( )     -            . Subscription rights are not transferable. If you are an eligible member of Members Mutual, to protect your priority over other purchasers as described in the prospectus you must take ownership in at least one of the eligible policyholder’s names.

Item 7 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. All persons named in section 5 on the reverse side must sign the order form. Please review the Prospectus dated            , 2019 including the section titled “Risk Factors”, before making an investment decision.

Stock Ownership Guide

Individual - The stock is to be registered in one person’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All owners must agree to the transfer or sale of shares held by joint tenants.

Corporation/Partnership – If the eligible Fidelity Life Association policyholder is a business concern the business may exercise its subscription right to purchase stock. The stock must be registered in the name of the business and may not be registered in the name of business owners, partners, officers of the business, etc. Please provide the full legal name, address and Tax I.D# of the business. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may be able to make stock purchases from their existing IRA if it is a self-directed IRA. Please contact your financial advisor or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to place a subscription using IRA funds. Suggested registration for IRA’s (confirm with your IRA provider):

On Name Line 1 - list the name of your IRA custodian, followed by “CUST”

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA, ROTH IRA, etc.]

Address will be that of the broker / trust department to where the statement of ownership will be sent.

The Reporting Tax ID# should be that of your custodian. Provide your Social Security Number on line 2 of the registration area.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Trust/Fiduciary - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

For additional information, refer to the prospectus dated [                    ] or call our Stock Information Center, toll free, at ( )     -            , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Central Time. The stock information center will be closed on weekends and holidays.